Exhibit 23.a

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Allianz Life Insurance Company of North America

We consent to the use of our report dated March 24, 2014 on the financial statements of Allianz Life Variable Account B and our report dated March 25, 2014 on the consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America and subsidiaries, included herein and to the reference to our firm under the heading “Financial Statements” in the prospectus.

/s/ KPMG

Minneapolis, Minnesota

April 14, 2014